Exhibit 4.1

EXECUTION COPY

THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 2011 (this “Supplemental Indenture”), among  Radiation Therapy Services, Inc., a Florida corporation (the “Company,” which term includes its successors and assigns), each other then existing Guarantor under the Indenture referred to below (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (“the Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, any Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of April 20, 2010, as amended by the First Supplemental Indenture thereto, dated June 24, 2010, as further amended by the Second Supplemental Indenture thereto, dated September 29, 2010, the “Indenture”), providing for the issuance of 9 7/8% Senior Subordinated Notes due 2017 of the Company (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may supplement the Indenture to provide for the issuance of Additional Notes; and

WHEREAS, the Company wishes to issue $66,250,000 in aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2017.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged,  the Company, the Guarantors and the Trustee mutually covenant and agree for their benefit and the benefit of the Holders of the Notes as follows:

1.     Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.     Additional Notes.  The $66,250,000 in aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2017 as Additional Notes are hereby issued under the Indenture.

3.     Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

4.     Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

5.     Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

6.     Headings.  The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

RADIATION THERAPY SERVICES, INC.

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Senior Vice President and Chief
Financial Officer

Signature Page to Supplemental Indenture

21ST CENTURY ONCOLOGY OF ALABAMA, LLC
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
JACKSONVILLE RADIATION THERAPY SERVICES, LLC
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
21ST CENTURY ONCOLOGY, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.
PHOENIX MANAGEMENT COMPANY, LLC
CAROLINA REGIONAL CANCER CENTER, LLC
ATLANTIC UROLOGY CLINICS, LLC

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

Signature Page to Supplemental Indenture

21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
GETTYSBURG RADIATION, LLC
CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.,
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
DERM-RAD INVESTMENT COMPANY, LLC

By:	/s/ Kerrin E. Gillespie
Name: Kerrin E. Gillespie
Title:	Vice President

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC, as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name: Kerrin E. Gillespie
Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

RADIATION THERAPY SERVICES HOLDINGS, INC., as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Senior Vice President and Chief
Financial Officer

Signature Page to Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

Signature Page to Supplemental Indenture